UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2007

COSTAR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 215-8300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective as of February 22, 2007, CoStar Realty Information, Inc. (“CoStar”) and Gateway, Inc. (“Gateway”) executed an amendment (the “Amendment”) to a sublease agreement (the “Sublease”), pursuant to which CoStar has exercised its option to extend the Sublease for an additional five-year term commencing September 1, 2007 and expiring August 31, 2012. Under the Sublease, CoStar leases from Gateway approximately 41,551 square feet of office space located within the building known as 4535 Towne Centre Court, San Diego, CA 92121. The Amendment extending the Sublease has an average base rent of approximately $26.76 per rentable square foot per year (excluding property tax and service charges).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: February 27, 2007	/s/ Frank A. Carchedi

Name: Frank A. Carchedi
Title: Chief Financial Officer